Exhibit 99.1

HyreCar Announces Proposed Public Offering of Common Stock

LOS ANGELES, February 3, 2021 – HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing, food, and package delivery services, today announced that it has commenced a proposed underwritten public offering of common stock of the company. HyreCar expects to grant the underwriters a 30-day option, solely to cover over-allotments, if any, to purchase additional shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Lake Street Capital Markets, LLC and Northland Securities Inc. are acting as joint book-running managers for the offering.

HyreCar intends to use the net proceeds from the offering for working capital, and general corporate purposes including sales and marketing and technology investments to continue to grow our platform.

A registration statement relating to the securities being sold in the offering has been declared effective by the Securities and Exchange Commission on May 7, 2020. The securities will be offered only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a national carsharing marketplace for ridesharing, food, and package delivery via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers, rental agencies, and OEM’s that wish to participate in new mobility trends. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information, please visit hyrecar.com

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers~~,~~ and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance, or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contacts:

Scott Brogi

Chief Financial Officer

scott@hyrecar.com

John Evans

Investor Relations

415-309-0230

j.evans@hyrecar.com